Shopify Delivers Big: 30%+ Growth Across
GMV, Revenue, Gross Profit, and Free Cash Flow
August 5, 2026 - Shopify announced today financial results for the quarter ended June 30, 2026. Shopify achieved 34% revenue growth (33% in constant currency) and 18% free cash flow margins.
“This was a monster quarter: more than 30% growth in GMV AND revenue AND gross profit AND free cash flow,” said Harley Finkelstein, President of Shopify. “We power every kind of business, and with AI, we're expanding what's possible for all of them. No one else comes close.”
“GMV growth accelerated on top of last year’s already strong Q2 with solid results across all merchant sizes, channels, and geographies. Alongside this momentum, we continue to drive operating leverage, which flowed through to 18% free cash flow margins. Broad-based, consistent, and compounding growth with financial discipline; that’s exactly the model that we’ve been building,” said Jeff Hoffmeister, Chief Financial Officer.
Selected Business Performance Information(1)
(In US $ millions, except percentages)

	Three months ended
	June 30, 2026	June 30, 2025
GMV	115,567	87,837

MRR	221	185

Revenue	3,583	2,680

Gross profit	1,708	1,302

Operating income	488	291

Free cash flow	654	422

YoY revenue growth rate	34%	31%

Free cash flow margin	18%	16%
(1) See endnotes below for definitions of GMV and MRR and additional information on constant currency, free cash flow, and free cash flow margin, which are non-GAAP financial measures and are reconciled to the comparable GAAP measures in the non-GAAP reconciliations at the end of this press release. Please refer to the Condensed Consolidated Statements of Cash Flows for additional information on the presentation of cash flows in 2026 and 2025.

2026 Outlook
The outlook that follows supersedes all prior financial outlook statements made by Shopify, constitutes forward-looking information within the meaning of applicable securities laws, is based on a number of assumptions, and is subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Shopify’s control. Please see "Forward-looking Statements" at the end of this press release.
For the third quarter of 2026, we expect:
•Revenue to grow at a low-thirties percentage rate on a year-over-year basis;
•Gross profit dollars to grow at a mid-to-high twenties percentage rate on a year-over-year basis;
•Operating expenses as a percentage of revenue to be 33% to 34%;
•Stock-based compensation to be $150 million; and
•Free cash flow margin to be in the high-teens to low-twenties.

Quarterly Conference Call
Shopify’s management team will hold a conference call to discuss its second-quarter results today, August 5, 2026, at 8:30 a.m. ET. The conference call will be webcast in the Investor Relations section of Shopify’s website at www.shopify.com/investors/events. An archived replay of the webcast will be available following the conclusion of the call.
Shopify’s Form 10-Q for the quarter ended June 30, 2026, including the unaudited Condensed Consolidated Financial Statements and accompanying Notes, and Management's Discussion and Analysis, will be available on Shopify’s website at www.shopify.com and will be filed on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.
About Shopify
Shopify provides essential internet infrastructure for commerce. Shopify’s all-in-one platform makes it easier to start, run, and grow a business, powering sales online, in-store, and everywhere in between. Millions of businesses in 175+ countries use Shopify—from entrepreneurs to brands like Aldo, BarkBox, Carrier, Meta, SKIMS, Supreme, and Vuori.
For more information, visit www.shopify.com.

CONTACT INVESTORS:	Shane Kleinstein	CONTACT MEDIA:	Ben McConaghy
	Director, Investor Relations		Director, Communications
	IR@shopify.com		press@shopify.com

Shopify Inc. Condensed Consolidated Statements of Operations
(In US $ millions)

	Three months ended
	June 30, 2026	June 30, 2025
Revenues
Subscription solutions	802	656
Merchant solutions	2,781	2,024
	3,583	2,680
Cost of revenues
Subscription solutions	163	121
Merchant solutions	1,712	1,257
	1,875	1,378
Gross profit	1,708	1,302
Operating expenses
Sales and marketing	498	415
Research and development	445	394
General and administrative	136	122
Transaction and loan losses	141	80
Total operating expenses	1,220	1,011
Operating income	488	291
Net other income, including taxes(2)	1,014	615
Net Income	1,502	906
less: equity investments, marked to market, net of taxes	1,063	568
Net income excluding the impact of equity investments(3)	439	338

(2) Net other income, including taxes includes interest income, gains and losses on equity and other investments, foreign exchange gains and losses, and our provision for income taxes.
(3) Net income excluding the impact of equity investments is a non-GAAP financial measure which is reconciled at the end of this press release. This measure excludes the impact of any gains or losses on our equity investments in third parties. Shopify believes this measure provides useful information to investors given that valuations of third parties in public and private markets are outside of our control, and therefore, fluctuations in those valuations are not relevant to the fundamentals of our business and have little analytical or predictive value regarding our ability to drive operational results. This measure does not have a standardized meaning under US GAAP and may not be comparable to similar measures presented by other companies. GAAP and non-GAAP diluted net income (loss) per share are available in the Financial Supplemental posted on www.shopify.com/investors.
Note: More detailed Condensed Consolidated Statements of Operations and Comprehensive Income are available in the Quarterly Report on Form 10-Q filed concurrently with this press release with US and Canadian regulators and available on www.sec.gov and www.sedarplus.ca.

Shopify Inc. Condensed Consolidated Balance Sheets
(In US $ millions)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	1,656	1,545
Marketable securities	3,291	4,233
Trade and other receivables, net	466	500
Loans and merchant cash advances, net	2,184	1,784
Other current assets	219	234
	7,816	8,296
Long-term assets
Long-term assets(4)	195	210
Deferred tax assets	30	33
Long-term investments	525	975
Equity and other investments	4,854	4,582
Equity method investment	559	602
Goodwill	491	491
	6,654	6,893
Total assets	14,470	15,189
Liabilities and shareholders’ equity
Liabilities
Accounts payable	575	570
Deferred tax liabilities	79	55
Other liabilities(5)	1,132	1,091
	1,786	1,716
Shareholders’ equity	12,684	13,473
Total liabilities and shareholders’ equity	14,470	15,189

(4) Long-term assets includes Property and equipment, net, Operating lease right-of-use assets, net, Intangible assets, net, and Other long-term assets.
(5) Other liabilities includes Accrued liabilities, Current and Long-term Deferred revenue, and Operating lease liabilities.
Note: More detailed Condensed Consolidated Balance Sheet and Notes to the Condensed Consolidated Financial Statements are available in the Quarterly Report on Form 10-Q filed concurrently with this press release with US and Canadian regulators and available on www.sec.gov and www.sedarplus.ca.

Shopify Inc. Condensed Consolidated Statements of Cash Flows
(In US $ millions)

	Three months ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities
Net income for the period	1,502	906
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	7	8
Stock-based compensation	128	113
Impairment of right-of-use assets and leasehold improvements	—	10
Provision for transaction and loan losses	94	44
Deferred income tax recovery	165	98
Revenue related to non-cash consideration	(13)	(12)
Net gain on equity and other investments	(1,250)	(682)
Net loss on equity method investment	22	24
Unrealized foreign exchange loss (gain)	4	(46)
Changes in operating assets and liabilities	(1)	(35)
Net cash provided by operating activities	658	428
Cash flows from investing activities
Purchases of property and equipment	(4)	(6)
Purchases of marketable securities	(654)	(1,464)
Maturities of marketable securities	1,450	1,464
Purchases and originations of loans and merchant cash advances(6)	(1,584)	(944)
Repayments and sales of loans and merchant cash advances(6)	1,417	767
Purchases of equity and other investments	(55)	(71)
Acquisition of businesses, net of cash acquired	—	—
Other	1	2
Net cash provided by (used in) investing activities	571	(252)
Cash flows from financing activities
Proceeds from the exercise of stock options	3	44
Repurchases of common stock	(1,420)	—
Net cash (used in) provided by financing activities	(1,417)	44
Effect of foreign exchange on cash, cash equivalents and restricted cash	(4)	13
Net (decrease) increase in cash, cash equivalents and restricted cash	(192)	233
Cash, cash equivalents and restricted cash – beginning of period	1,848	1,309
Cash, cash equivalents and restricted cash – end of period	1,656	1,542
(6) Starting in April 2026, the cash flows associated with merchant cash advances are presented within investing cash flows rather than operating cash flows on a basis consistent with loans, given the similar nature of the underlying lending activities. For the three months ended June 30, 2026, the changes described above resulted in a net cash use of $37 million presented in Investing activities after consideration of repayments and purchases and originations.

Reconciliation of Non-GAAP Financial Measures
Free Cash Flow Reconciliation
(In US $ millions, except percentages)
The following table illustrates how free cash flow is calculated in this press release:

	Three months ended
	June 30, 2026	June 30, 2025
Net cash provided by operating activities(6)	658	428
less: capital expenditures(7)	(4)	(6)
Free cash flow	654	422
Revenue	3,583	2,680
Free cash flow margin	18%	16%

Net Income Excluding the Impact of Equity Investments Reconciliation
(In US $ millions)
The following table illustrates how Net income excluding the impact of equity investments is calculated in this press release:

	Three months ended
	June 30, 2026	June 30, 2025
Net Income	1,502	906
less: equity investments, marked to market, net of taxes	1,063	568
Net income excluding the impact of equity investments(3)	439	338
(7) Capital expenditures is equivalent to the amount included in “Purchases of property and equipment” on our Condensed Consolidated Statements of Cash Flows for the reported period.

Constant Currency Analysis
(In US $ millions, except percentages)
The following table converts our GMV, revenues, gross profit, and operating income using the comparative period's monthly average exchange rates. We have provided the below disclosure as we believe it presents a clear comparison of our period-to-period operating results by removing the impact of fluctuations in foreign exchange rates and to assist investors in understanding our financial and operating performance. The table below and our Condensed Consolidated Statements of Operations disclosure are supplements to our Condensed Consolidated Financial Statements, which are prepared and presented in accordance with US GAAP (excluding GMV).

	Three months ended June 30,
	GMV	Revenue	Subscription solutions revenue	Merchant solutions revenue	Gross profit	Operating income
2025 as reported	87,837	2,680	656	2,024	1,302	291
2026 as reported	115,567	3,583	802	2,781	1,708	488
Percentage change YoY	32%	34%	22%	37%	31%	68%
Constant currency impact	1,149	16	3	44	12	11
Percentage change YoY constant currency	30%	33%	22%	35%	30%	64%

Regulatory Disclosures and Forward-looking Statements
Advisory Regarding Forward-looking Statements
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements“), including statements related to Shopify’s financial outlook, such as expected revenue and expenses for the next fiscal quarter, Shopify's expectations regarding its ability to support merchants as they scale, and Shopify's expectations regarding the development of emerging technologies, including AI. These statements can be identified by words such as “will“ and “expect“ and are based on Shopify's current projections and expectations about future events and financial results. Known and unknown risks may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the Company’s ability to maintain expected growth and manage expenses, the impact of changes in economic conditions and consumer spending in key markets such as the United States, Europe, and globally, the impact of measures that affect international trade, including tariffs, the adoption and impact of emerging technologies such as AI, our reliance on third-party providers to deliver services, a cyberattack or security breach, and serious errors or defects in software or hardware. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are set out in Shopify's Form 10-Q under the heading “Risk Factors“ and other filings made with US and Canadian securities regulators, available at www.sec.gov and www.sedarplus.ca. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to management on the date hereof and represent management’s beliefs regarding future events, projections, and financial trends, which, by their nature, are inherently uncertain. The forward-looking statements are provided to give additional information about management’s expectations and beliefs and may not be appropriate for other purposes. Shopify undertakes no duty to publicly update or revise any forward-looking statements, except as may be required by law.

Endnotes:
Gross Merchandise Volume, or GMV, represents the total dollar value of orders facilitated through the Shopify platform including certain apps and channels for which a revenue-sharing arrangement is in place in the period, net of refunds, and inclusive of shipping and handling, duty, and value-added taxes.
Monthly Recurring Revenue, or MRR, is the aggregate value of all subscription plans, excluding variable platform fees, in effect on the last day of the period, assuming merchants maintain their subscription the following month and is used by management as a directional indicator of subscription solutions revenue going forward.
Free cash flow and free cash flow margin are non-GAAP financial measures that are reconciled in the non-GAAP reconciliation within this press release. These non-GAAP financial measures do not have standardized meanings under US GAAP and may not be comparable to similar measures presented by other companies. Shopify believes free cash flow and free cash flow margin provide useful information to help investors and others understand our operating results and the performance of our business in the same manner as management. Shopify does not reconcile forward-looking non-GAAP free cash flow margin because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Free cash flow is a non-GAAP financial measure calculated as cash flow from operations less capital expenditures.